Exhibit 99.3
UNAUDITED DCP MIDSTREAM PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
References to we, us or our, refer to DCP Midstream Partners, LP and its consolidated subsidiaries (the “Partnership”). On February 25, 2014, the Partnership entered into a contribution agreement with DCP Midstream, LLC (“Midstream”), DCP Midstream GP, LP and DCP LP Holdings, LLC, both 100% owned subsidiaries of Midstream; and a purchase and sale agreement with DCP Midstream, LP, a 100% owned subsidiary of Midstream. Midstream agreed to contribute to the Partnership (i) a 33.33% membership interest in each of two separate NGL pipeline entities, DCP Southern Hills Pipeline, LLC ("Southern Hills") and DCP Sand Hills Pipeline, LLC ("Sand Hills"); and (ii) the remaining 20% interest in DCP SC Texas GP, an entity in which the Partnership currently owns an 80% controlling interest (the “Contribution”). Pursuant to the purchase and sale agreement, the Partnership agreed to purchase (i) a 100% interest in a 35 MMcf/d cryogenic natural gas processing plant located in Weld County, Colorado ("Lucerne 1"); and (ii) a 100% interest in a 200 MMcf/d cryogenic natural gas processing plant also located in Weld County, Colorado, which is currently under construction ("Lucerne 2") (the “Purchase,” and collectively with the Contribution, the “Transaction”). Total consideration for the Transaction at closing is expected to be $1,220 million, subject to certain working capital and other customary adjustments, which will consist of (i) $995 million in cash, and (ii) common units of the Partnership having an aggregate value of $225 million. The Partnership intends to finance the Transaction and related fees and expenses, as well as any funds required to satisfy working capital adjustments associated with the Transaction, by accessing the capital markets, through borrowings under our revolving credit facility or commercial paper program, or by entering into a term loan. The Partnership may also access the capital markets to repay amounts borrowed under our revolving credit facility, commercial paper program, or a term loan entered into to finance a portion of the consideration for the Transaction. The Partnership estimates additional expenditures of approximately $180 million to complete Lucerne 2. The Transaction is expected to close in March 2014, subject to customary closing conditions. There can be no assurance that the Transaction will be completed in the anticipated time frame, or at all, or that anticipated benefits of the Transaction will be realized. Each of the components of the Transaction are discussed further below.
Southern Hills is engaged in the business of transporting natural gas liquids ("NGLs"), and consists of approximately 800 miles of pipeline, with an expected capacity of 175 MBbls/d after completion of planned pump stations. Southern Hills provides NGL takeaway service from the Midcontinent to fractionation facilities along the Texas Gulf Coast and the Mont Belvieu, Texas market hub. The Southern Hills pipeline began taking flows in the first quarter of 2013 and was placed into service in June 2013.
Sand Hills is also engaged in the business of transporting NGLs. Sand Hills consists of approximately 720 miles of pipeline, with an expected initial capacity of 200 MBbls/d after completion of pump stations. Sand Hills provides NGL takeaway service from the Permian and Eagle Ford basins to fractionation facilities along the Texas Gulf Coast and the Mont Belvieu, Texas market hub. The Sand Hills pipeline began taking flows in the fourth quarter of 2012 and was placed into service in June 2013.
DCP SC Texas GP consists of six cryogenic natural gas processing plants, including the Goliad plant that was placed into service in February 2014, with total capacity of approximately 960 MMcf/d, three NGL fractionators and approximately 6,000 miles of natural gas gathering transmission lines.
Lucerne 1 is a 35 MMcf/d cryogenic natural gas processing plant located in Weld County, Colorado. The Partnership will enter into a long-term fee-based natural gas processing agreement with Midstream, which is expected to provide a fixed demand charge on 75% of the capacity of Lucerne 1, and a throughput fee on all volumes processed at Lucerne 1.
Lucerne 2 has an expected in-service date in the third quarter of 2015. The Partnership will assume all of the remaining costs to complete this project. In addition, the Partnership will enter into a ten-year, fee-based natural gas processing agreement with Midstream that is effective once Lucerne 2 is placed into service. At that time, the processing agreement with Lucerne 1 will be terminated and the new processing agreement is expected to provide a fixed demand charge on 75% of the capacity of both plants, and a throughput fee on all volumes processed at Lucerne 1 and Lucerne 2.
The transfer of assets between Midstream and the Partnership represents a transfer of assets between entities under common control, as Midstream is the owner of the Partnership’s general partner. The unaudited pro forma condensed consolidated financial statements present the impact of the operations described above on our financial position and results of operations of the Transaction described above, except for the results of Lucerne 1 and Lucerne 2, since these were determined to be acquisitions of assets rather than "businesses," as defined under the Securities and Exchange Commission's Rule 11-01(d) of Regulation S-X. Subsequent to the closing of the Purchase, however, the financial statements of the Partnership will be retrospectively revised to include historical results of Lucerne 1, since the acquisition of Lucerne 1 constitutes the acquisition of a "business" under United States Generally Accepted Accounting Principles.
The unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2013 have been prepared based on certain pro forma adjustments to our audited financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2013 filed on February 26, 2014 with the United States Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein, and should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.
The unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 has been prepared as if the Contribution had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 has been prepared as if the Contribution had occurred on January 1, 2013. Since the Contribution represents a transaction between entities under common control, the historical values of the acquired assets and liabilities are carried forward.
The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the Contribution and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had owned a 33.33% interest in each of Southern Hills and Sand Hills, and the remaining 20% interest in DCP SC Texas GP during the period presented.

DCP MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
DECEMBER 31, 2013
(Millions)

	DCP Midstream Partners, LP	DCP Southern Hills Pipeline, LLC	DCP Sand Hills Pipeline, LLC	Pro Forma Adjustments - Elimination	Pro Forma Adjustments - Other		DCP Midstream Partners, LP Pro Forma
		(a)	(b)	(c)
ASSETS
Current assets:
Cash and cash equivalents	$12	$2	$36	$(38)	$—		$12
Accounts receivable	342	4	11	(15)	—		342
Other	149	—	—	—	—		149
Total current assets	503	6	47	(53)	—		503
Property, plant and equipment, net	3,005	966	1,199	(2,165)	—		3,005
Goodwill and intangible assets, net	283	—	—	—	—		283
Investments in unconsolidated affiliates	627	—	—	—	727	(d)	1,354
Other long-term assets	108	—	1	(1)	—		108
Total assets	4,526	972	1,247	(2,219)	727		5,253

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$275	3	2	(5)	—		275
Other	447	16	67	(83)	—		447
Total current liabilities	722	19	69	(88)	—		722
Long-term debt	1,590	—	—	—	504	(e)	2,094
Other long-term liabilities	41	1	2	(3)	—		41
Total liabilities	2,353	20	71	(91)	504		2,857
Commitments and contingent liabilities
Equity:
Members' equity	—	952	1,176	(2,128)	—		—
Limited partners (common units)	1,948	—	—	—	225	(f)	2,365
					391	(g)
					(199)	(h)
General partner	8	—	—	—	—		8
Accumulated other comprehensive loss	(11)	—	—	—	—		(11)
Total partners’ equity	1,945	952	1,176	(2,128)	417		2,362
Non-controlling interests	228	—	—	—	(194)	(k)	34
Total equity	2,173	952	1,176	(2,128)	223		2,396
Total liabilities and equity	$4,526	$972	$1,247	$(2,219)	$727		$5,253

DCP MIDSTREAM PARTNERS, LP
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2013
(Millions, except per unit amounts)

	DCP Midstream Partners, LP	DCP Southern Hills Pipeline, LLC	DCP Sand Hills Pipeline, LLC	Pro Forma Adjustments - Elimination	Pro Forma Adjustments - Other		DCP Midstream Partners, LP Pro Forma
		(a)	(b)	(c)
Total operating revenues	$2,980	$16	$46	$(62)	$—		$2,980
Operating costs and expenses:
Purchases of natural gas, propane and NGLs	2,381	—	1	(1)	—		2,381
Operating and maintenance expense	211	6	7	(13)	—		211
Depreciation and amortization expense	93	10	16	(26)	—		93
General and administrative expense	62	7	7	(14)	—		62
Other expense	8	—	—	—	—		8
Total operating costs and expenses	2,755	23	31	(54)	—		2,755
Operating income (loss)	225	(7)	15	(8)	—		225
Interest expense	(52)	—	—	—	(7)	(i)	(59)
Earnings from unconsolidated affiliates	33	—	—	—	3	(j)	36
Income (loss) before income taxes	206	(7)	15	(8)	(4)		202
Income tax expense	(8)	—	(1)	1	—		(8)
Net income (loss)	198	(7)	14	(7)	(4)		194
Net income attributable to noncontrolling interests	(17)	—	—	—	13	(k)	(4)
Net income (loss) attributable to partners	181	(7)	14	(7)	9		190
Net income attributable to predecessor operations	(6)						(6)
General partner interest in net income	(70)						(81)
Net income allocable to limited partners	$105						$103
Net income per limited partner unit — basic and diluted	$1.34						$1.12
Weighted-average limited partner units outstanding — basic and diluted	78.4				4.6	(f)	91.6
					8.6	(g)

NOTES TO UNAUDITED DCP MIDSTREAM PARTNERS, LP
PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Note 1. Basis of Presentation
The unaudited pro forma condensed consolidated financial statements present the impact on our financial position and results of operations of our acquisition (the “Contribution”) from DCP Midstream, LLC (“Midstream”) of (i) a 33.33% interest in each of two separate NGL pipeline entities, DCP Southern Hills Pipeline, LLC ("Southern Hills") and DCP Sand Hills Pipeline, LLC ("Sand Hills"); and (ii) a 20% interest in DCP SC Texas GP, an entity in which we currently own an 80% controlling interest. The unaudited pro forma condensed consolidated financial statements exclude the impact of the 100% interest in the construction work in progress for a 200 MMcf/d cryogenic natural gas processing plant located in Weld County, Colorado ("Lucerne 2"); and a 100% interest in a 35 MMcf/d cryogenic natural gas processing plant also located in Weld County, Colorado ("Lucerne 1"), since these were determined to be acquisitions of assets rather than "businesses," as defined under the Securities and Exchange Commission's Rule 11-01(d) of Regulation S-X. The unaudited pro forma condensed consolidated financial statements as of and for the year ended December 31, 2013 have been prepared based on certain pro forma adjustments to our audited financial statements set forth in our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 26, 2014 with the United States Securities and Exchange Commission. The unaudited pro forma condensed consolidated financial statements are qualified in their entirety by reference to such historical consolidated financial statements and related notes contained therein, and should be read in conjunction with the accompanying notes and with the historical consolidated financial statements and related notes thereto.
The unaudited pro forma condensed consolidated balance sheet as of December 31, 2013 has been prepared as if the Contribution had occurred on that date. The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2013 has been prepared as if the Contribution had occurred on January 1, 2013. Since the Contribution represents a transaction between entities under common control, the historical values of the acquired assets and liabilities are carried forward.
The pro forma adjustments are based upon currently available information and certain estimates and assumptions; therefore, actual results may differ from the pro forma adjustments. Management believes, however, that the assumptions provide a reasonable basis for presenting the significant effects of the Contribution and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed consolidated financial statements.
The unaudited pro forma condensed consolidated financial statements may not be indicative of the results that would have actually occurred if we had owned a 33.33% interest in each of Southern Hills and Sand Hills, and the remaining 20% interest in DCP SC Texas GP during the period presented.
The pro forma condensed consolidated financial statements reflect the Contribution as follows:

•	the assumed issuance of 4,604,994 common units to Midstream and its subsidiaries, and 8,604,754 common units to the public to finance the Contribution;

•	the assumed borrowing of $504 million under our existing credit facility to finance the Contribution;

•	the contribution of a 33.33% interest in each of Southern Hills and Sand Hills which will both be accounted for under the equity method; and

•
the contribution of the remaining 20% interest in DCP SC Texas GP, an entity in which we currently own an 80% controlling interest, which will eliminate the impact of noncontrolling interests currently reported in our financial statements.

Note 2. Pro Forma Adjustments and Assumptions

(a)	Reflects 100% of historical results of Southern Hills.

(b)	Reflects 100% of historical results of Sand Hills.

(c)
Reflects adjustments to eliminate the activity and operating assets and liabilities of Southern Hills and Sand Hills, as our 33.33% interest in each of these entities will be accounted for under the equity method of accounting.

(d)
Reflects a 33.33% interest in the historical cost of each of Southern Hills and Sand Hills. This Contribution will be recorded at Midstream’s cost as it is considered to be a transaction among entities under common control.

(e)
Reflects assumed proceeds to us from borrowings of $504 million under our revolving credit facility to finance the Contribution. Consistent with our overall targeted debt and equity ratio to finance our growth, the proposed financing of the Contribution is assumed to consist of 45% from borrowings and 55% from the sale of common units. Actual debt and equity that will be used to finance the Contribution may be different than the assumed ratio.

(f)
Reflects the assumed issuance of 4,604,994 common units to Midstream and its subsidiaries totaling $225 million. Pursuant to the contribution agreement, the Partnership has agreed to issue, as partial consideration for the Contribution, (i) $50 million of its common units to GP LP, (ii) $70 million of its common units to Holdings, and (iii) $105 million of its common units to Midstream.  In each case, the number of the Partnership’s common units to be issued shall be determined by dividing the dollar amount to be issued by the volume weighted average price of the Partnership’s common units on the

New York Stock Exchange during the ten trading days ending two trading days prior to the closing date for the Contribution. For purposes of calculating the number of common units to be issued for the Contribution, a unit price of $48.86 was used, which was the closing price of our common units on February 19, 2014. The actual common unit price for the financing of the Contribution may be different than our assumptions.

(g)
Reflects the assumed issuance of 8,604,754 common units to the public totaling $391 million in net proceeds. Consistent with our overall targeted debt and equity ratio to finance our growth, the proposed financing of the Contribution is assumed to consist of 45% from borrowings and 55% from the sale of common units. Actual debt and equity that will be used to finance the Contribution may be different than the assumed ratio. For purposes of calculating the number of common units to be issued for the Contribution, a unit price of $48.86 was used, which was the closing price of our common units on February 19, 2014, less estimated offering costs and underwriting discounts of $29 million. The actual common unit price, offering costs and underwriting discounts for the financing of the Contribution may be different than our assumptions.

(h)
Reflects the excess consideration paid to Midstream for (1) the 33.33% interest in each of Southern Hills and Sand Hills; and (2) the remaining 20% interest in DCP SC Texas GP. The consideration was assigned as follows, subject to additional customary post-closing adjustments (in millions):

Aggregate consideration	$1,120
Less: Historical cost	921
Adjustment to limited partners’ equity for excess consideration	$199

(i)
Reflects the expected increase in interest expense associated with the incremental debt for the Contribution. We used a weighted average interest rate of 1.45% to calculate the increase in interest expense.

The effect of a 0.125% variance in interest rates on pro forma interest expense would have been approximately $1 million annually.

(j)	Reflects the increase in earnings from unconsolidated affiliates associated with the contribution of the 33.33% interest in each of Southern Hills and Sand Hills.

(k)	Reflects the elimination of the 20% noncontrolling interest in DCP SC Texas GP.
Note 3. Pro Forma Net Income or Loss Per Limited Partner Unit
Our net income or net loss is allocated to the general partner and the limited partners in accordance with their respective ownership percentages, after allocating Available Cash generated during the period in accordance with our partnership agreement.
Securities that meet the definition of a participating security are required to be considered for inclusion in the computation of basic earnings per unit using the two-class method. Under the two-class method, earnings per unit is calculated as if all of the earnings for the period were distributed under the terms of the partnership agreement, regardless of whether the general partner has discretion over the amount of distributions to be made in any particular period, whether those earnings would actually be distributed during a particular period from an economic or practical perspective, or whether the general partner has other legal or contractual limitations on its ability to pay distributions that would prevent it from distributing all of the earnings for a particular period.
These required disclosures do not impact our overall net income or loss or other financial results; however, in periods in which aggregate net income exceeds certain distribution levels, it will have the impact of reducing net income per limited partner unit, or LPU.
Basic and diluted net income or loss per LPU is calculated by dividing limited partners’ interest in pro forma net income or loss, by the weighted average number of outstanding LPUs during the period, assuming the 13,209,748 limited partner units issued in connection with the Contribution as if issued on January 1, 2013.